EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


    The calculation of the Registrant's primary and fully diluted earnings per share required by Item 601(b)(11) of Regulations S-K is presented below (dollars in thousands, except per share data):


                                             Three Months Ended
                                                   March 31
                                             ------------------
                                                 1995      1994
                                             --------  --------
PRIMARY

    Net Income                                 $3,061    $2,807
                                             ========  ========

    Average common shares outstanding           7,931     7,890
    Common stock equivalents - net effect
      of the assumed exercise of stock
      options -- based on the treasury
      stock method using average market
      price                                       353       369
                                             --------  --------
        Average primary shares outstanding      8,284     8,259
                                             ========  ========

        Primary earnings per share               $.37      $.34
                                             ========  ========


FULLY DILUTED EARNINGS PER SHARE

    Net Income                                 $3,061    $2,807
                                             ========  ========

    Average common shares outstanding           7,931     7,890
    Common stock equivalents - net effect
      of the assumed exercise of stock
      options -- based on the treasury
      stock method using average market
      price or period-end market price,
      whichever was higher                        361       369
                                             --------  --------
        Average fully diluted shares
          outstanding                           8,292     8,259
                                             ========  ========

        Fully diluted earnings per share         $.37      $.34
                                             ========  ========